                                                                    Exhibit 99.1

Press Release

SOURCE: LiveWorld

LiveWorld Signs $900,000 per Year Revenue Deal and Sells Its TalkCity.com Consumer Business

LiveWorld, a Leading Online Relationship Marketing Services Firm Completes Transition to 100% Fee-Based Services Model and Restructures With Increased Revenue, Reduced Cost and Improved Path to Profitability


CAMPBELL, Calif., May 21 /PRNewswire/ -- LiveWorld (www.liveworld.com), formerly
                                                    -----------------
Talk City Marketing Group (OTC Bulletin Board: TCTY - news), a leading provider
                                               ----   ----
of online relationship marketing services, announced today that it has concluded the sale of its consumer business unit and associated web site, TalkCity.com, to a wholly-owned subsidiary of myESP.com Corporation, in a deal valued at $2.5 Million including a combination of cash, earn out and an operating contract. As part of the agreement, myESP.com will pay LiveWorld $900,000 per year for outsourced community management services.

"Today's agreement completes the transition of LiveWorld to a 100% fee-for-services business and is the culmination of a realignment process we began more than a year ago. With the sale of our consumer unit, TalkCity.com, we are now in a position to focus exclusively on what we do best -- delivering online relationship marketing solutions to Fortune 1000 companies," said Peter Friedman, Chairman and CEO of LiveWorld. "TalkCity.com and its millions of users have built the leading community network on the Internet, with a high-quality environment and sticky usage pattern that attracts advertisers. myESP.com has a very strong management team and a unique strategy, and will continue to build TalkCity.com as one of the most popular destinations on the Web. We are delighted to have them as a major client and support them in meeting their goals."

myESP.com will be launching new services that will build on today's TalkCity.com as its platform, beginning in June 2001. myESP.com is managed and backed by Internet industry veteran Robert Young and international financier Martin Velasco. "LiveWorld is the perfect partner for us," said Robert Young, CEO of myESP.com. "This acquisition and the resulting partnership enable each company to focus on its core competency. We are confident that TalkCity.com's 5.5 million loyal users, who already spend nearly 5 billion minutes each year on the site, will continue to rely on us to meet and communicate with fellow Web surfers worldwide in a respectful and family oriented environment."

LiveWorld also announced today a restructuring that completed its transition to a 100% fee-based services business model. Overall expenses were reduced by approximately 25% per quarter, including a headcount reduction of approximately 20 people or about 25% of the total workforce. The Company expects to take a one-time restructuring charge in Q2 of approximately $365,000.

"This move today puts LiveWorld in a much stronger position, as we simultaneously sign new revenue deals, reduce expenses, lower our breakeven requirements and further align costs and organization structure to our services business model and current revenue level, enabling the Company to weather the economic downturn," commented Mr. Friedman.

As part of the restructuring, the Company announced that some executive positions were eliminated to tighten the management team and lower expenses. David Watkins, the Company's President & COO has been appointed to the Company's Board of Directors. To support the expense reductions, he will leave his operational role during Q3. Mr. Friedman said, "David has made an incredible contribution to the company, successfully transitioning the operating structure to support our services model and clients. We are delighted that he will remain with us as a member of the board, continuing to bring his business skills and commitment to the Company." Mr. Friedman, currently the Chairman and CEO, will assume the role of President, which he held prior to Mr. Watkins arrival at LiveWorld. Mr. Watkins replaces the board position of Martin Yudkovitz, Vice President of NBC Interactive.

"LiveWorld is a great business with a great team and prospects," said Mr. Watkins. "I am very happy to remain with the Company as an active member of the Board to continue working with Peter and the rest of the management team."

LiveWorld's actions to increase revenue, reduce costs and improve path to profitability include:

   . Signing a $900,000/year revenue contract for outsourced community services with myESP.com
   . Sale of its consumer business unit to myESP.com for an additional $1.6 Million, subject to the Company meeting certain earn-out criteria
   .   Reduction of expenses of approximately 25%.
   . Implementation of a 10% salary reduction program for all employees and executives and implementing additional employee stock option grants and cash incentives tied to reaching cash breakeven goals
   . Signing a series of fee-based services revenue deals with such companies as American Airlines, Fortune.com, Random House, Bloomberg, and others

The company still expects to break even during calendar year 2002, subject to changing market conditions. Given the changing nature of the economy, the company is withdrawing previous financial guidance and does not intend to provide further guidance for the time being.

About LiveWorld

LiveWorld is the leading provider of online relationship marketing services that help Fortune 1000 companies reduce their costs, increase their revenues, and strengthen customer relationships. LiveWorld's services enable marketers to target, acquire, and retain high-value customers. Services include community consulting, market research, community management and moderation, chat services, webcasts, discussion forums, and club/collaboration services. LiveWorld's clients include Kodak, AOL Time Warner, Cisco, IBM, Showtime, NBC, American Airlines, Food Network, Disney, American Express, Palm, TalkCity.com and numerous others. LiveWorld is headquartered in Campbell, California, and can be found on the Web at www.liveworld.com.

About myESP.com Corporation

myESP.com was organized with a vision to build a portfolio of leading multi-media-based community and communications services by leveraging the opportunities present during times of industry consolidation. myESP.com will continue to seek acquisitions across all media sectors, as long as the target candidate is in a business that can support myESP's vision. Information about the principals of myESP.com can be found on the Web at www.myesp.com.
                                                       -------------

"Safe Harbor" Statement Under The Private Securities Litigation Reform Act: This press release contains forward-looking information concerning the Company's future expectations, forecasts and prospects. These statements include those regarding the Company's expectations and beliefs concerning: the potential that the Company will not meet the earn out criteria and therefore not receive the entire $2.5 Million purchase price for the sale of the TalkCity.com website; myESP.com's potential launch of new services that will utilize TalkCity.com as its platform in June 2001; whether TalkCity.com's 5.5 million users will continue to utilize the TalkCity.com platform under myESP.com; the Company's one-time restructuring charge of $365,000 in Q2; the ability of the Company to weather economic uncertainties as a result of the restructuring; and the Company's expectation that it will break even during calendar year 2002. Actual results may differ materially from those expressed in the forward looking statements made by the Company as a result of, among other things: the ability of the Company and myESP.com to manage the TalkCity.com website; whether users of TalkCity.com will continue to use the website under myESP.com; the ability of the Company to effectively manage the restructuring; the Company's ability to reduce expenses; the Company's ability to increase the number of business services clients, expand its business services offerings and effectively implement these services; the Company's ability to improve or maintain audience or traffic measurement metrics, maintain differentiation from other online community providers, maintain or improve the number or quality of partners, attract and retain personnel (including engineers); and the Company's ability to, compete successfully in the marketplace. For a complete description of the risks facing the Company, please see the Company's latest 10-K filed with the SEC.

SOURCE: LiveWorld